                               AMENDMENT NO. 1 TO
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement ("Agreement") dated August 1, 2007 by and among GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, a Massachusetts life insurance company (the "Company"), is hereby amended effective May 15, 2009, as follows:

1. Schedule 1 of the Participation Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                                        (Trust)


Date: __________                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    GOLDMAN, SACHS & CO.
                                        (Distributor)


Date: __________                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    COMMONWEALTH ANNUITY AND LIFE INSURANCE
                                    COMPANY
                                        (Company)


Date: 5/11/09                       By: /s/ Michael A. Reardon
                                        ----------------------------------------
                                        Name: Michael A. Reardon
                                        Title: President and CEO

                                   SCHEDULE 1
                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                            VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                         PRODUCT NAME              1933 ACT #    1940 ACT #
---------------------------   ---------------------------------   ------------   ----------
Separate Account VA-K         ExecAnnuity Plus/
                              Allmerica Advantage                   33-39702      811-6293

Separate Account VA-K         Delaware Medallion III (Money         33-44830      811-6293
                              Market Fund only)

Separate Account VA-K         Delaware Golden Medallion             333-81281     811-6293

Separate Account VA-K         Directed Advisory Solutions           333-90543     811-6293
                              (Agency No-Load/ Fund Quest)

Separate Account VA-K         Value Generation (Annuity Scout)      333-87099     811-6293

Separate Account VA-K         Immediate Advantage                   333-81861     811-6293

Separate Account VA-K         Agency C-Shares (Premier Choice)      333-38274     811-6293

Select Separate Account       Select Resource                       33-47216      811-6632

Select Separate Account       Select Charter                        333-63093     811-6632

Select Separate Account       Select Reward                         333-78245     811-6632

Select Separate Account       Select Acclaim                        333-92115     811-6632
                                                                  2-53206 (NQ)
Separate Account VA-A         VA Annuity                           2-53205 (Q)    811-01497

Separate Account VA-B         VA Annuity                             2-53203      811-02559

Separate Account VA-C         VA Annuity                             2-53204      811-02558

Separate Account VA-G         VA Annuity                             2-86439      811-03842

Separate Account VA-H         VA Annuity                             2-86440      811-03841

Commonwealth Annuity
   Separate Account A         Preferred Plus                       333-141019     811-22024

Commonwealth Annuity
   Separate Account A         Advantage IV                         333-141045     811-22024

Commonwealth Annuity
   Separate Account A         Horizon                              333-157121     811-22024


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

                             VARIABLE LIFE PRODUCTS

SEPARATE ACCOUNT                         PRODUCT NAME              1933 ACT #    1940 ACT #
---------------------------   ---------------------------------   ------------   ----------
VEL Account                   VEL 87                                33-14672      811-5183

VEL Account                   VEL 91                                33-90320      811-5183

VEL Account                   VEL Plus                              33-42687      811-5183

VEL II Account                VEL II (93)                           33-57792      811-7466

Inheiritage Account           Inheiritage- Variable Inheiritage     33-70948      811-8120

Select Separate Account II    Select Life II (Select VEL)           33-83604      811-8746

Group VEL Account             Group VEL (standard)                  33-82658      811-8704

Group VEL Account             Group VEL (COLI)                      333-39798     811-8704

VEL Account III               VEL III - (Estate Optimizer)          333-58385     811-8857

Select Separate Account III   Select III (Select SPL)               333-58551     811-8859

Select Separate Account III   SPL II                                333-84306     811-8859

Separate Account IMO          VUL 2001 (Survivorship)               333-90995     811-09529

Separate Account IMO          VUL 2001                              333-84879     811-09529


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